Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Frank Constantinople – SVP, Investor Relations

Tel: +1-203-504-1063

fconstantinople@aircastle.com

The IGB Group

Leon Berman

Tel: +1-212-477-8438

lberman@igbir.com

Aircastle to Host Investor and Analyst Event on April 13, 2016

Stamford, CT. March 30, 2016 — Aircastle Limited (NYSE:AYR) (“Aircastle”) today announced that it will host an investor and analyst meeting on Wednesday, April 13, 2016 at 3:30 P.M. Eastern Time in New York City.

A live webcast of the presentation and slides will be available to the public on the Investors section of Aircastle’s website at www.aircastle.com. Please allow extra time prior to the presentation to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the presentation will also be available on the company’s website.

About Aircastle Limited

Aircastle Limited acquires, leases and sells commercial jet aircraft to airlines throughout the world. As of December 31, 2015, Aircastle’s aircraft portfolio consisted of 162 aircraft on lease with 53 customers located in 34 countries.

For more information on Aircastle, please visit www.aircastle.com.

SOURCE: Aircastle Limited